EXHIBIT 11

                             SYNOVUS FINANCIAL CORP.

                            COMPUTATION OF NET INCOME
                                PER COMMON SHARE
                      (In thousands, except per share data)
                                   (Unaudited)

                                          Three Months Ended June 30, 2003                    Three Months Ended June 30, 2002
                                   ----------------------------------------------     ----------------------------------------------

                                       Net          Average          Net Income            Net          Average       Net Income
                                     Income         Shares            per Share          Income         Shares        Per Share
                                  -------------- --------------    --------------     -----------    ------------    ---------------
EPS - Basic                        $     96,367        302,776     $        0.32      $   85,895         295,629     $         0.29

Effect of dilutive options                               2,239                                             4,653

                                                 --------------                                      ------------

EPS - Diluted                      $     96,367        305,015     $        0.32      $   85,895         300,282     $         0.29
                                   ============= ==============    ==============     ===========    ============    ===============


                                          Six Months Ended June 30, 2003                       Six Months Ended June 30, 2003
                                   ----------------------------------------------     ----------------------------------------------

                                      Net          Average           Net Income            Net          Average       Net Income
                                    Income         Shares             Per Share          Income         Shares        Per Share
                                   ------------- --------------    --------------     -----------    ------------    ---------------

EPS - Basic                        $    186,286        302,423     $        0.62      $  168,647         295,280     $         0.57

Effect of dilutive options                               4,106                                             4,753

                                   ------------- --------------                       -----------    ------------

EPS - Diluted                      $    186,286        306,529     $        0.61      $  168,647         300,033     $         0.56
                                   ============= ==============    ==============     ===========    ============    ===============